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EXHIBIT 99.1: INSTRUCTIONS FOR USE OF DATA TRANSLATION SUBSCRIPTION
CERTIFICATES.

                 INSTRUCTIONS FOR USE OF DATA TRANSLATION, INC.
                           SUBSCRIPTION CERTIFICATES

    The following instructions relate to a rights offering (the "Rights Offering") by Data Translation, Inc., a Delaware corporation ("Data Translation"), to the holders of its common stock, par value $.01 per share
("Common Stock"), as described in Data Translation's prospectus dated         ,
2001 (the "Prospectus"). Holders of record of Common Stock at the close of
business on [May   , 2001] (the "Record Date") will receive one non-transferable subscription right (the "Subscription Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of
[            ] Subscription Rights exercisable to purchase an aggregate of
[            ] shares of the Common Stock of Data Translation are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $[ ]in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for an unlimited number of additional shares of Common Stock (the "Oversubscription Privilege") (to the extent available, and subject to proration). See "The Rights Offering" in the Prospectus.

    No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The number of Subscription Rights issued to each stockholder will be rounded down to the nearest full Subscription Right.

    The Subscription Rights will expire at 5:00 p.m., Eastern Daylight Time, on
[June   , 2001] (as it may be extended, the "Expiration Date").

    The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

    YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING OVERSUBSCRIPTION SHARES, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

    1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, complete your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by
(i) check or bank draft drawn upon United States bank or postal, telegraphic or express money order payable to Equiserve, as Subscription Agent; (ii) wire transfer of immediately available funds; or (iii) in the case of persons acquiring shares at an aggregate Subscription Price of $500,000 or more, an alternative payment method arranged with the Subscription Agent and approved by Data Translation.

    ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check,
(b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express
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money order, or funds transferred through a wire transfer, or (c) receipt of funds by the Subscription Agent through an agreed upon alternative payment method. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

    PROCEDURES FOR GUARANTEED DELIVERY. You may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate within three OTC trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three OTC trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and Data Translation as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Oversubscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, shares will be allocated among beneficial owners exercising the Oversubscription Privilege in proportion to such owner's exercise of Subscription Rights pursuant to the Basic Subscription Privilege.

    CONTACTING THE SUBSCRIPTION AGENT. The address and telecopier numbers of the Subscription Agent are as follows:

BY FIRST CLASS MAIL OR REGISTERED MAIL:

                                Equiserve Trust
                          Attention: Corporate Actions
                             Post Office Box 43025
                      Providence, Rhode Island 02940-3025

BY HAND:

                        Securities Transfer & Reporting
                              c/o Equiserve Trust
                         100 William's Street, Galleria
                            New York, New York 10038

BY OVERNIGHT DELIVERY:

                                Equiserve Trust
                          Attention: Corporate Actions
                              40 Campanelli Drive
                              Braintree, MA 02189

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    PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS.  If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you have not indicated the number of Subscription Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

    2. DELIVERY OF STOCK CERTIFICATES, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate.

    (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

    (b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected and taking into account any delays or extensions in closing the oversubscription purchases, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Subscription Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering" in the prospectus.

    (c) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who exercises the Oversubscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Oversubscription Privilege.

    3. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. To have a Subscription Certificate divided into smaller denominations, send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Subscription Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for the Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, if any of the new Subscription Certificates are to be issued in a name other than that in which the old Subscription Certificate was issued. Subscription Certificates may not be divided into fractional Subscription Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither Data Translation nor the Subscription Agent will be liable to you for any such delays.
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    4. EXECUTION.

    (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

    (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

    (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you wish a new Subscription Certificate or Certificates to be issued in a name other than that in which the old Subscription Certificate was issued, or if you specify special payment or delivery instructions.

    5. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

    6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Subscription Rights (such Subscription Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.